UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Daniel F. Hopp

Daniel F. Hopp, a member of the Board of Directors (the “Board”) of Horizon Bancorp, Inc. (the “Company”), will retire from the Board, effective as of December 31, 2022, in accordance with the mandatory retirement age contained in the Company’s Amended and Restated Bylaws (as amended through January 21, 2020, the “Current Bylaws”). The decision by Mr. Hopp to retire as a director was not a result of any disagreement with the Board or management of the Company or Horizon Bank. The Board thanks Mr. Hopp for his years of service and contributions to the Company.

Appointment of Vanessa P. Williams as a Director

On December 20, 2022, the Board appointed Vanessa P. Williams to serve on the Board, effective as of January 1, 2023, to fill the vacancy resulting from Mr. Hopp’s retirement, for a term expiring at the next annual meeting of shareholders in 2023. In addition, the Board appointed Ms. Williams to serve on the Asset and Liability Committee and the Compensation Committee of the Board, each effective as of January 1, 2023.

There is no arrangement or understanding between Ms. Williams and any other persons pursuant to which Ms. Williams was selected as a director. There are no transactions involving Ms. Williams requiring disclosure under Item 404(a) of Regulation S–K.

Ms. Williams will receive the same compensation as other non–employee members of the Board, as discussed in the Company’s Proxy Statement dated March 21, 2022.

On December 20, 2022, the Company issued a press release announcing the retirement of Mr. Hopp from the Board and the appointment of Ms. Williams to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2022, the Board adopted amendments to its Current Bylaws (as amended, the “Amended Bylaws”), to be effective as of January 1, 2023, to, among other things:

•Eliminate prior Section 5.3 of the Current Bylaws which contained director age requirements, including the mandatory retirement age for directors.

•Make certain changes to Section 4.14, as well as Section 4.7, of the Current Bylaws relating to the SEC’s recently adopted “Universal Proxy Rules” pursuant to Rule 14a–19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which, among other things, requires the use of universal proxy cards by management and shareholders soliciting proxy votes for their own candidates in contested director elections. These amendments to the Current Bylaws clarify and further enhance the procedural mechanics applicable to shareholder nominations of directors by requiring:

◦A shareholder, in connection with any proposed nomination of a director (other than shareholder nominations for incumbent directors), to provide (i) certain information regarding the background and qualifications of the proposed director nominee, (ii) an agreement from the proposed director nominee, in the form required by the Company, agreeing to, among other things, comply with various policies and procedures of the Company applicable to all directors, and (iii) a written statement that such shareholder intends to solicit proxies in support of such director nominee in accordance with Rule 14a–19;

◦A shareholder that delivers a proposed director nomination notice pursuant to the advance notice provisions of the Amended Bylaws (a “Nomination Notice”) to: (i) fully comply with Rule 14a–19, (ii) notify the Company within two business days following any failure to comply with Rule 14a–19 or any change in either the shareholder's intent to solicit proxies under Rule 14a–19 or the names of such shareholder's nominees, and (iii), upon request by the Company, to provide, no later than 5 days prior to the applicable shareholder meeting, reasonable evidence that such shareholder has met the requirements of Rule 14a–19 for any nominees proposed for election by such shareholder;

◦If, after delivering a Nomination Notice, a shareholder subsequently fails to comply with Rule 14a–19 (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such shareholder has met the requirements of Rule 14a–19 under the Exchange Act), then, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded;

◦A shareholder directly or indirectly soliciting proxies from other shareholders to use a proxy card color other than white; and

◦The procedural mechanics applicable to shareholder nominations of directors apply to both annual meetings and special meetings called for the purpose of electing directors.

•Clarify and enhance the procedural mechanics applicable to shareholder proposals in Section 4.13 of the Current Bylaws, by requiring that a shareholder's notice pursuant to the advance notice provisions set forth any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act.

•Clarify in Section 5.2 of the Current Bylaws that the Board may also fill any vacancy on the Board resulting from the removal of a director or any other cause, which would include a director whose resignation was accepted by the Board after receiving a Majority Withhold Vote (as described below in Item 8.01).

The foregoing general description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws set forth in Exhibit 3.2 to this Form 8–K and incorporated by reference.

Item 8.01 Other Events

In addition to the Amended Bylaws, the Board approved a director resignation policy (the “Director Resignation Policy”), effective as of January 1, 2023, to implement a plurality plus voting standard in director elections. The Director Resignation Policy provides that, in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation to the Board, subject to acceptance by the Board.

Under the Director Resignation Policy, in the event a director receives a Majority Withheld Vote and tenders his or her resignation, the Corporate Governance & Nominating Committee (the “Committee”) of the Board will make a recommendation to the Board whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Committee's recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the receipt of the resignation. Any director who tenders a resignation shall not participate in the Committee deliberations or the decision of the Board with respect to such director's resignation or the resignation of any other director who received a Majority Withheld Vote at the same election. If all of the members of the Committee received a Majority Withheld Vote at the same election, then no Committee action shall be required, and the Board shall determine whether to accept or reject each resignation without the participation of the directors who received a Majority Withheld Vote at such election.

The Director Resignation Policy is available in the “Investor Relations—Corporate Governance” section of the Company's website located at www.horizonbank.com. Information on the Company's website is not incorporated by reference into, and does not constitute a part of, this Current Report on Form 8–K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
3.2	Amended and Restated Bylaws of Horizon Bancorp, Inc.	Attached
99.1	Press release dated December 20, 2022	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2022	HORIZON BANCORP, INC.

		By:	/s/ Craig M. Dwight
Craig M. Dwight
Chairman of the Board & Chief Executive Officer